NEWS RELEASE
FOR IMMEDIATE RELEASE

KEITH TUCKER APPOINTED AS CHIEF EXECUTIVE OFFICER AT TEAM, INC.

SUGAR LAND, TX, November 29, 2022 – Team, Inc.’s (NYSE: TISI) (“TEAM” or the
“Company”) Board of Directors (“Board”) has unanimously appointed Keith Tucker as Chief Executive Officer effective as of November 22. Mr. Tucker had been serving as interim Chief Executive Officer since March 2022.

"We are pleased to announce Keith’s appointment as Chief Executive Officer. With his strong operational background and extensive knowledge of our client base, Keith is the right person to lead Team," said Michael Caliel, non-executive Chairman of Team, Inc.'s Board of Directors. "Over the last eight months as Interim CEO, Keith has taken decisive actions to improve financial results and enhance liquidity while establishing the groundwork for further performance improvement. Keith is a well-respected leader with detailed knowledge of the business, an employee-focused leadership style, and the trust and support of our employees, clients, stakeholders and the Board. On behalf of all of our Team colleagues, we congratulate Keith and look forward to improved growth, profitability and shareholder returns under his leadership."

Keith Tucker, Team’s CEO said, " I am excited to accept the role of TEAM’s Chief Executive Officer. At Team, we are committed, first and foremost, to being a great service company, earning the trust and confidence of our customers with safe, effective, and consistently high-quality service. With an outstanding group of experienced and talented colleagues across the globe who are laser-focused on solving customer problems, I have confidence in our ability to accelerate growth, boost margins and improve free cash flow to further strengthen our balance sheet."

Mr. Tucker joined TEAM in 2005 and prior to being appointed Interim Chief Executive Officer, served as the President of TEAM’s largest Segment, Inspection & Heat Treating, a role he held since early 2021. Mr. Tucker has held key leadership roles across both the Inspection & Heat Treating and Mechanical segments, including Executive Vice President - North Division, Executive Vice President - Mid Continent Division, and Vice President - Great Lakes Region. Mr. Tucker has 33 years of industry experience, including various positions with Citgo and BP Amoco supporting process, safety and inspection functions.

About Team, Inc.

Headquartered in Sugar Land, Texas, Team Inc. (NYSE: TISI) is a global leading provider of integrated, digitally-enabled asset performance assurance and optimization solutions. We deploy conventional to highly specialized inspection, condition assessment, maintenance and repair services that result in greater safety, reliability, and operational efficiency for our client’s most critical assets. Through locations in more than 20 countries, we unite the delivery of technological innovation with over a century of progressive, yet proven integrity and reliability management expertise to fuel a better tomorrow. For more information, please visit www.teaminc.com.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. The Company has made reasonable efforts to ensure that the information, assumptions, and beliefs upon which this forward-looking information is based are current, reasonable, and complete. However, such forward-looking statements involve estimates, assumptions, judgments, and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements including but not limited to statements concerning the Company’s financial prospects and the implementation of cost saving measures. Many factors could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Although it is not possible to identify all of these factors, they include, among others, the impact of negative market conditions, including inflation, foreign exchange rate fluctuations, volatility in the financial and credit markets, and future economic uncertainties, particularly in industries in which we are heavily dependent; the impact of the ongoing conflict in Ukraine; the duration and magnitude of accidents, extreme weather, natural disasters, and public health crises (such as COVID-19) and related economic effects, the Company’s liquidity and ability to obtain additional financing, the Company’s ability to execute on its cost management actions, the impact of new or changes to existing governmental laws and regulations and their application, including tariffs requirements; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency exchange rate and interest rate fluctuations; the Company’s ability to successfully divest assets on terms that are favorable to the Company; the Company’s ability to repay, refinance or restructure its debt and the debt of certain of its subsidiaries; anticipated or expected purchases or sales of assets; the Company’s continued listing on the New York Stock Exchange; and such known factors as are detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including statement regarding the Company’s financial prospects and the implementation of cost saving measures, will occur or that objectives will be achieved, and actual results may differ materially from those that are expected. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:
Nelson M. Haight
Executive Vice President, Chief Financial Officer
(281) 388-5521

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